Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______) and related Prospectus of Artesyn Technologies, Inc. dated September 23, 2003 and to the incorporation by reference therein of our report dated January 21, 2003 (except for Note 20, as to which the date is February 4, 2003), with respect to the consolidated financial statements and schedule of Artesyn Technologies, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended December 27, 2002, filed with the Securities and Exchange Commission.


West Palm Beach, Florida
September 18, 2003

                                                /s/ Ernst & Young LLP
                                                ---------------------------
                                                    Ernst & Young LLP